Report of Independent Accountants

To the Shareholders and Trustees of
Vanguard Variable Insurance Fund-Money Market
Portfolio, Vanguard Variable Insurance Fund-Short-
Term Corporate Portfolio, Vanguard Variable Insurance
Fund-Total Bond Market Index Portfolio, Vanguard
Variable Insurance Fund-High Yield Bond Portfolio,
Vanguard Variable Insurance Fund-Balanced Portfolio,
Vanguard Variable Insurance Fund-Equity Income
Portfolio, Vanguard Variable Insurance Fund-
Diversified Value Portfolio, Vanguard Variable
Insurance Fund-Total Stock Market Index Portfolio,
Vanguard Variable Insurance Fund-Equity Index
Portfolio, Vanguard Variable Insurance Fund-Mid-Cap
Index Portfolio, Vanguard Variable Insurance Fund-
Growth Portfolio, Vanguard Variable Insurance Fund-
Capital Growth Portfolio, Vanguard Variable Insurance
Fund-Small Company Growth Portfolio, Vanguard
Variable Insurance Fund-International Portfolio and
Vanguard Variable Insurance Fund-REIT Index
Portfolio

In planning and performing our audits of the financial statements of Vanguard Variable Insurance Fund-
Money Market Portfolio, Vanguard Variable Insurance
Fund-Short-Term Corporate Portfolio, Vanguard
Variable Insurance Fund-Total Bond Market Index
Portfolio, Vanguard Variable Insurance Fund-High
Yield Bond Portfolio, Vanguard Variable Insurance
Fund-Balanced Portfolio, Vanguard Variable Insurance
Fund-Equity Income Portfolio, Vanguard Variable
Insurance Fund-Diversified Value Portfolio, Vanguard
Variable Insurance Fund-Total Stock Market Index
Portfolio, Vanguard Variable Insurance Fund-Equity
Index Portfolio, Vanguard Variable Insurance Fund-
Mid-Cap Index Portfolio, Vanguard Variable Insurance
Fund-Growth Portfolio, Vanguard Variable Insurance
Fund-Capital Growth Portfolio, Vanguard Variable
Insurance Fund-Small Company Growth Portfolio,
Vanguard Variable Insurance Fund-International
Portfolio and Vanguard Variable Insurance Fund-REIT
Index Portfolio (comprising Vanguard Variable
Insurance Fund, the "Fund") for the year ended
December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
February 9, 2004
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